UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2017 (June 8, 2017)

BREKFORD TRAFFIC SAFETY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52719	20-4086662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7020 Dorsey Road
Hanover, Maryland 21076
(Address of principal executive offices) (zip code)

(443) 557-0200
(Registrant's telephone number, including area code)

BREKFORD CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01 Other Events.

On February 10, 2017, the Board of Directors (the “Board”) of Brekford Corp. (the “Company”) approved a change in the name of the Company to “Brekford Traffic Safety, Inc.” (the “Name Change”). On the same day, the holders of a majority of the Company’s issued and outstanding stock also approved the Name Change.

On March 28, 2017, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware to change the Company’s name from “Brekford Corp.” to “Brekford Traffic Safety, Inc.” (the “Amendment”).

On May 22, 2017, the Company filed an Issuer Notification Form with the Financial Industry Regulatory Authority, Inc. (“FINRA”) requesting confirmation of the Name Change.

Effective June 7, 2017, FINRA announced the Company’s Name Change.

Effective June 8, 2017, the Name Change took effect on the OTC Markets. The new CUSIP number for the Company’s common stock is 106788 102. The Company’s common stock will continue to trade under the ticker symbol “BFDI”.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation, dated March 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD TRAFFIC SAFETY, INC.

Dated: June 8, 2017	By:	/s/ Rodney Hillman
Name: Rodney Hillman
Title: President and Chief Operating Officer